                     AMENDMENT NO. 1 AND JOINDER AGREEMENT


         THIS AMENDMENT NO. 1 AND JOINDER AGREEMENT ("Agreement") is entered into as of May 13, 1997, by and among Batteries Batteries, Inc. ("BATS"), Tauber Electronics, Inc. ("TEI"), Advanced Fox Antenna, Inc. ("AFA"), Specific Energy Corporation ("SEC"), W.S. Battery & Sales Company, Inc. ("WSBS"), Battery Network, Inc. ("BN"), Battery Acquisition Corp. ("BAC"), Cliffco of Tampa Bay, Inc. (formerly known as Cellular Florida Acquisition, Inc.) ("CTB") (BATS, TEI, AFA, SEC, WSBS, BN, BAC and CTB, each a "Borrower" and, jointly and severally, the "Borrowers") and IBJ Schroder Bank and Trust Company, as Lender and Agent (as such terms are hereinafter defined).

                                   BACKGROUND
                                   ----------

         BATS, TEI, AFA, SEC, WSBS, BN and BAC, IBJ Schroder Bank and Trust Company ("IBJS"), each of the other financial institutions named in the Loan Agreement (as hereinafter defined) or which hereafter become parties thereto (IBJS and such financial institutions, the "Lenders") and IBJS as agent for the Lenders (IBJS in such capacity, the "Agent") are parties to a Revolving Credit, Term Loan and Security Agreement dated as of January 7, 1997 (as amended, supplemented, modified or restated from time to time, the "Loan Agreement") pursuant to which Lenders and Agent provided Borrowers (other than CTB) with certain financial accommodations.

         Pursuant to an Asset Purchase Agreement dated April 27, 1997 by and among BATS, Cellular Florida Acquisition, Inc., a wholly owned subsidiary of BATS ("Sub"), Cliffco of Tampa Bay, Inc. (now known as Costilow Communications and Accessories, Inc.) ("Seller") and David Costilow, the stockholder of Seller (the "Purchase Agreement"), Seller sold to Sub and Sub purchased from Seller certain assets of Seller. Following such acquisition, Sub changed its name to Cliffco of Tampa Bay, Inc.

         BATS, TEI, AFA, SEC, WSBS, BN and BAC have requested that Agent and Lenders permit CTB to become a Borrower and provide financial accommodations to CTB under the Loan Agreement and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

         NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Agent or Lenders and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

         2. Joinder.

            (a) CTB is hereby added as an additional Borrower under the Loan Agreement, and all references to "Borrower" or "Borrowers" thereunder shall henceforth be deemed to include CTB.

            (b) CTB hereby adopts the Loan Agreement and each of the Other Documents and assumes in full, and acknowledges that it is jointly and severally liable for, the payment, discharge, satisfaction and performance of all Obligations under the Loan Agreement and the Other Documents. Without limiting the generality of the foregoing, in order to secure the prompt payment and performance of the Obligations, CTB hereby assigns, pledges and grants to Agent for the benefit of Lenders a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located.

         3. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Loan Agreement is hereby amended as follows:

            (a) Section 1.2 is hereby amended by

                (i) adding the following defined terms in their appropriate alphabetical order:

                       "Amendment No. 1" shall mean Amendment No. 1 and Joinder Agreement dated as of May __, 1997 among Borrowers, Lenders and Agent.

                       "Amendment No. 1 Effective Date" shall mean May __,
                       1997.

                       "Amendment No. 1 Projections" shall have the meaning set forth in Section 5.5(c) hereof.

                       "CTB" shall mean Cliffco of Tampa Bay, Inc. (formerly known as Cellular Acquisition, Inc.), a Florida corporation.

                       "CTB Acquisition Agreement" shall mean the Asset Purchase Agreement dated as of April __, 1997 among BATS, Cellular Florida Acquisition, Inc. (now known as Cliffco of Tampa Bay, Inc.), Old Cliffco, as seller and David Costilow, as Stockholder.

                       "Old Cliffco" shall mean Cliffco of Tampa Bay, Inc., a Florida corporation, now known as Costilow
                       Communications and Accessories, Inc.

                (ii) amending the following defined term in its entirety to provide as follows:

                       "Acquisition Agreement" shall mean collectively, the BN Acquisition Agreement, the WSBS Acquisition Agreement, the BAC Acquisition Agreement and the CTB Acquisition Agreement.

            (b) Section 5.5 is amended by adding the following subsection (c) after the end of subsection (b):

                       "(c) The twelve-month cash flow projections of BATS on a consolidated basis and their projected balance sheets as of the Amendment No. 1 Effective Date, copies of which are attached as Exhibit 5.5(c) to Amendment No. 1 (the "Amendment No. 1 Projections") were prepared by Borrowing Agent, reflect the consummation of the transaction contemplated by Amendment No. 1 and the CTB Acquisition Agreement, are based on underlying assumptions which provide a reasonable basis for the projections contained therein."

            (c) Section 5.8 is amended by adding after the end of Section 5.8(e) a new Section 5.8(f) which provides as follows:

                       "(e) After giving effect to the transactions contemplated by Amendment No. 1 and the Cliffco Acquisition Agreement, each Borrower will be solvent, able to pay its debts as they mature, have capital sufficient to carry on its business and all businesses in which it is about to engage, and (i) as of the Amendment No. 1 Effective Date, the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities and (ii) subsequent to the Amendment No. 1 Effective Date, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities."

            (d) Section 5.24 is added after the end of Section 5.23 and provides as follows:

                       "5.24. Delivery of CTB Acquisition Agreement. Agent has received complete copies of the CTB Acquisition Agreement, including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Agent."

            (e) Section 7.1(a) is amended in its entirety to provide as follows:

                       "(a) Enter into any merger, consolidation or other reorganization with or into any other Person other than a Borrower or acquire all or a substantial portion of the assets or stock of any Person other than a Borrower and other than the assets of Old Cliffco in accordance with the CTB Acquisition Agreement or permit any other Person to consolidate with or merge with it other than a Borrower."

            (f) Section 7.12(a) is amended in its entirety to provide as follows:

                       "(a) Form any Subsidiary, except that BATS may form
                       CTB."

            (g) Section 16.3(b) is hereby amended by adding the following parenthetical immediately after "any Transferee" on the tenth line thereof:

                       "(other than to a Transferee that is an affiliate or subsidiary of IBJS)"

            (h) Section 16.3(c is amended by adding the following sentence at the end thereof:

                       "Without in any manner limiting the foregoing, the Borrowers specifically consent to the sale, assignment and/or transfer by IBJS to IBJ Schroder Business Credit Corporation of all or any part of its rights and obligations under this Agreement and the Other Documents in its capacity as Agent and as Lender."

            (i) Exhibit 2.1(a) is amended in its entirety to provide as set forth on Exhibit A attached to this Agreement.

            (j) Exhibit 2.4 is amended in its entirety to provide as set forth on Exhibit B attached to this Agreement.

            (k) Schedule 4.5 (Equipment and Inventory Locations) is amended by adding the following at the end thereof:

                "(o) 12816 Dupont Circle, Tampa, Florida 33626 (until 6/30/97)
                 (p) 201 Vollmer Avenue, Oldsmar, Florida 34677 (commencing 7/1/97)"

            (l) Schedule 4.15(c) (Location of Executive Offices) is amended by adding the following at the end thereof:

                "(h) Cliffco of Tampa Bay, Inc.

                     (i)   12816 Dupont Circle
                           Tampa, Florida 33626
                           (until June 30, 1997)

                     (ii)  201 Vollmer Avenue
                           Oldsmar, Florida 34677
                           (commencing July 1, 1997)"

            (m) Schedule 5.2(a) (States of Qualification/Good Standing) is amended by adding the following at the end thereof:

                "Cliffco of Tampa Bay, Inc. - Florida"

            (n) Schedule 5.2(b) (Subsidiaries) is amended by adding the following at the end of the first section thereof:

                "(e) Cliffco of Tampa Bay, Inc."

            (o) Schedule 5.4(b) (Federal Tax Identification Numbers) is amended by adding the following at the end of the first section thereof:

                "(h) Cliffco of Tampa Bay, Inc. --  65-0750742

            (p) Schedule 5.6 (Prior Names) is amended by adding the following at the end thereof:

                "(f) Cliffco of Tampa Bay, Inc. was previously "Cellular
                     Florida Acquisition, Inc." The amendment to the Certificate of Incorporation was filed on the Amendment No. 1 Effective Date. Cliffco of Tampa Bay, Inc. uses the tradename "Cliffco"."

            (q) Schedule 5.9 (Intellectual Property, Source Code, Escrow Agreements) is amended by adding the following at the end thereof:

                ""Accessory Solutions for a Wireless World" trademark registration application file no: 3-11-96, filed: 75/069,921

                "Your Phone" trademark registration application, file no:
                75/203,707, filed: 11-25-96

                "Starter Kit" trademark registration application, file no:
                75/227,177, filed: 1-16-97

                "Starter Kit 2" trademark registration application, 75/227,178, filed: 1-16-97

            4. Conditions of Effectiveness. This Agreement shall become effective upon satisfaction of the following conditions precedent:

                (i) Agent shall have received in form and substance
            satisfactory to Lender four (4) copies of this Agreement duly executed by each Borrower;

                (ii) Agent shall have received in form and substance
            satisfactory to Agent an executed Purchase Agreement and all exhibits and schedules thereto and all other documents and agreements executed in connection therewith;

                (iii) BATS and/or CTB shall have obtained all necessary
            consents with respect to each contract, lease, and agreement being assigned to CTB pursuant to the Purchase Agreement. BATS and CTB hereby covenant that no conditions to effectiveness of the Purchase Agreement shall be waived by BATS or CTB without Agent's prior written consent;

                (iv) Agent shall have received an executed Amended and Restated
            Term Note in the form attached hereto as Exhibit A and (b) Amended and Restated Revolving Credit Note in the form attached hereto as Exhibit B;

                (v) Agent shall have received in form and substance
            satisfactory to Agent a Collateral Assignment executed by BATS with respect to its rights under the Purchase Agreement;

                (vi) Each document (including, without limitation, any Uniform
            Commercial Code financing statement) required by this Agreement or under law or reasonably requested by Agent to be filed, registered or recorded in order to create, in favor of Agent for the ratable benefit of the Lenders, a perfected security interest in or lien upon the Collateral owned by CTB shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

                (vii) Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors of (x) CTB authorizing (1) the execution, delivery and performance of this Agreement and (2) the granting by CTB of the Liens upon the Collateral, certified by the Secretary or an Assistant Secretary of CTB as of the date of this Agreement; and
            (y) of BATS, TEI, AFA, SEC, WSBS, BN and BAC authorizing (1) the execution, delivery and performance of this Agreement and (2) the addition of CTB as a "Borrower" under the Loan Agreement; and, such certificates shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

                (viii) Agent shall have received a copy of the Articles or
            Certificate of Incorporation of CTB, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of CTB certified as accurate and complete by the Secretary or an Assistant Secretary of CTB;

                (ix) Agent shall have received good standing certificates for
            CTB dated not more than thirty (30) days prior to the date of this Agreement, issued by the Secretary of State or other appropriate official of CTB's jurisdiction of incorporation and each jurisdiction where the conduct of CTB's business activities or the ownership of its properties necessitates qualification;

                (x) Agent shall have received the executed legal opinions of
            Brock,

            Fensterstock, Silverstein, McAuliffe & Wade, LLC in form and substance satisfactory to Agent regarding the due authorization, enforceability and validity of (i) this Agreement and (ii) the Purchase Agreement, and the transactions contemplated herein and therein;

                (xi) Agent shall have received in form and substance
            satisfactory to Agent, certified copies of CTB's casualty insurance policies, together with loss payable endorsements on Lender's standard form of loss payee endorsement naming Agent as loss payee, and certified copies of CTB's liability insurance policies, together with endorsements naming Agent as a co-insured;

                (xii) Agent shall have received in form and substance
            satisfactory to Agent all landlord, mortgagee or warehousemen agreements for CTB's existing premises at 12816 Dupont Circle, Tampa, Florida and future premises at 201 Vollmer Avenue, Oldsmar, Florida;

                (xiii) Agent shall have received the stock certificate issued by CTB in favor of BATS, along with an executive stock power which shall be pledged to Agent under and pursuant to the Pledge Agreement dated January 7, 1997 by and between Agent and BATS;

                (xiv) (A) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Borrower or against the officers or directors of any Borrower (x) in connection with this Agreement or any of the Transactions contemplated by the CTB Acquisition Agreement and which, in the reasonable opinion of Agent, is deemed material or (y) which if adversely determined, would, in the reasonable opinion of Agent, have a Material Adverse Effect on Borrowers taken as a whole; and (B) no injunction, writ, restraining order or other order of any nature materially adverse to any Borrower, or the conduct of the business of any Borrower, or inconsistent with the due consummation of this Agreement or the CTB Acquisition Agreement shall have been issued by any Governmental Body;

                (xv) Agent shall have received an executed Financial Condition
            Certificate satisfactory in form and substance to it, certifying the solvency of Borrowers on a consolidated basis after giving effect to the transactions contemplated by this Agreement and the CTB Acquisition Agreement and as to Borrowers' financial resources and their ability to meet their obligations and liabilities as they become due;

                (xvi) Agent shall have completed Collateral examinations, the results of which shall be satisfactory in form and substance to Agent, of the Receivables, Inventory and General Intangibles of CTB and all books and records in connection therewith;

                (xvii) Agent shall have received a copy of the Amendment No. 1
            Projections which shall be satisfactory in all respects to Agent;

                (xviii) Agent shall have received duly executed agreement(s)
            establishing the

            Blocked Account(s) with financial institutions reasonably acceptable to Agent for the collection or servicing of the Receivables and proceeds of the Collateral of CTB;

                (xix) Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

                (xx) (A) Since January 7, 1997 there shall not have occurred
            (x) any material adverse change in the financial condition, operations, properties or prospects of Borrowers taken as a whole and Old Cliffco, (y) any material damage or destruction to any of the Collateral nor any material depreciation in the value thereof and (z) any event, condition or state of facts which would reasonably be expected to have a Material Adverse Effect on Borrowers taken as a whole and Old Cliffco and (B) no representations made or information supplied to Agent shall have been proven to be inaccurate or misleading in any material respect;

                (xxi) Agent shall have received a closing certificate signed by the Chief Financial Officer of each Borrower dated as of the date hereof, stating that (A) all representations and warranties set forth in the Loan Agreement and the Other Documents are true and correct in all material respects on and as of such date, (B) Borrowers are on such date in compliance with all the terms and provisions set forth in the Loan Agreement and the Other Documents and (C) on such date no Default or Event of Default has occurred or is continuing;

                (xxii) Agent shall have received a duly executed collateral assignment of the rights of each of BATS and CTB under the CTB Acquisition Agreement, in form and substance satisfactory to Lender;

                (xxiii) Agent shall have reviewed all material contracts of CTB including, without limitation, leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Agent; and

                (xxiv) Agent shall have received such other certificates,
            instruments, documents and agreements as may reasonably be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Agent and its counsel.

            5. Representations and Warranties. Each Borrower hereby represents and warrants as follows:

                (a) This Agreement and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrowers and are enforceable against Borrowers in accordance with their respective terms.

                (b) Upon the effectiveness of this Agreement, such Borrower
            (other than

            CTB) hereby reaffirms and CTB affirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Agreement.

                (c) No Event of Default or Default has occurred and is
            continuing or would exist after giving effect to this Agreement.

                (d) Such Borrower has no defense, counterclaim or offset with respect to the Loan Agreement.

            6.  Effect on the Loan Agreement.

            (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

            (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

            (c) The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

            7. Governing Law. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

            8. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

            9. Counterparts; Telecopied Signatures. This Agreement may be executed in any number of and by different parties hereto, on separate counterparts, all of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

            IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

                                  BATTERIES BATTERIES, INC., as Borrower and
                                  Borrowing Agent


                                  By:
                                     --------------------------------
                                  Title:
                                        -----------------------------

                                  TAUBER ELECTRONICS, INC., as Borrower


                                  By:
                                     --------------------------------
                                  Title:
                                        -----------------------------

                                  ADVANCED FOX ANTENNA, INC., as Borrower


                                  By:
                                     --------------------------------
                                  Title:
                                        -----------------------------

                                  SPECIFIC ENERGY CORPORATION, as
                                  Borrower


                                  By:
                                     --------------------------------
                                  Title:
                                        -----------------------------

                                  BATTERY NETWORK, INC., as Borrower


                                  By:
                                     --------------------------------
                                  Title:
                                        -----------------------------

                                  W.S. BATTERY & SALES COMPANY, INC., as
                                  Borrower


                                  By:
                                     --------------------------------
                                  Title:
                                        -----------------------------

                                  BATTERY ACQUISITION CORP., as Borrower


                                  By:
                                     --------------------------------
                                  Title:
                                        -----------------------------

                                  CLIFFCO OF TAMPA BAY, INC., as Borrower
                                  (f/k/a Cellular Florida Acquisition, Inc.)

                                  By:
                                     --------------------------------
                                  Title:
                                        -----------------------------

                                  IBJ SCHRODER BANK & TRUST COMPANY,
                                  as Agent and Lender


                                  By:
                                     --------------------------------
                                  Title:
                                        -----------------------------